UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2026

Jerash Holdings (US), Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38474	81-4701719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

277 Fairfield Road, Suite 338, Fairfield, NJ	07004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 285-7973

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	JRSH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 30, 2026, with approval by the Compensation Committee of the Board of Directors of Jerash Holdings (US), Inc. (the “Company”), Treasure Success International Limited (“Treasure Success”), a wholly owned subsidiary of the Company, entered into the agreements described below in connection with a restructuring of the compensation arrangements of Choi Lin Hung (“Mr. Choi”) and Ng Tsze Lun (“Mr. Ng”). Mr. Choi serves as the Company’s Chief Executive Officer, President, and Treasurer and also serves in an executive capacity with Treasure Success. Mr. Ng serves as the Company’s Chairman of the Board and Head of Marketing and also serves in an executive capacity with Treasure Success.

Treasure Success and Yukwise Limited (“Yukwise”), an entity wholly owned by Mr. Choi, entered into a Cancellation and Termination Agreement (the “Choi Termination Agreement”), pursuant to which that certain consulting agreement dated January 12, 2018 between Treasure Success and Yukwise was terminated effective as of 11:59 p.m. on October 31, 2026.

Treasure Success and Multi-Glory Corporation Limited (“Multi-Glory”), an entity wholly owned by Mr. Ng, entered into a Cancellation and Termination Agreement (the “Ng Termination Agreement”), pursuant to which that certain consulting agreement dated January 16, 2018 between Treasure Success and Multi-Glory was terminated effective as of 11:59 p.m. on October 31, 2026.

The termination agreements were entered into in connection with the consolidation of the existing consulting and employment arrangements of Mr. Choi and Mr. Ng into direct employment arrangements with Treasure Success.

Treasure Success also entered into a new letter of employment with Mr. Choi (the “Choi Employment Agreement”), effective November 1, 2026, which supersedes and replaces Mr. Choi’s existing employment agreement with Treasure Success and preserves his prior continuous service with Treasure Success. Pursuant to the agreement, Mr. Choi will serve as Chief Executive Officer of Treasure Success and will receive a monthly base salary of HK$297,000 and be entitled to an end-of-year payment equal to one month of his basic salary. The agreement provides for no probationary period and does not specify a fixed employment term. The agreement may be terminated by either party upon one month’s prior notice or payment in lieu of notice. The agreement also contains customary confidentiality, non-solicitation, non-poaching and other restrictive covenants.

Treasure Success also entered into a new letter of employment with Mr. Ng (the “Ng Employment Agreement”), effective November 1, 2026, which supersedes and replaces Mr. Ng’s existing employment agreement with Treasure Success and preserves his prior continuous service with Treasure Success. Pursuant to the agreement, Mr. Ng will serve as Head of Marketing and Business Development of Treasure Success and will receive a monthly base salary of HK$297,000 and be entitled to an end-of-year payment equal to one month of his basic salary. The agreement provides for no probationary period and does not specify a fixed employment term. The agreement may be terminated by either party upon one month’s prior notice or payment in lieu of notice. The agreement also contains customary confidentiality, non-solicitation, non-poaching and other restrictive covenants.

The foregoing descriptions of the Choi Termination Agreement, the Ng Termination Agreement, the Choi Employment Agreement, and the Ng Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
10.1	Cancellation and Termination Agreement, dated October 30, 2026, between Treasure Success International Limited and Yukwise Limited
10.2	Cancellation and Termination Agreement, dated October 30, 2026, between Treasure Success International Limited and Multi-Glory Corporation Limited
10.3	Letter of Employment, effective November 1, 2026, between Treasure Success International Limited and Choi Lin Hung
10.4	Letter of Employment, effective November 1, 2026, between Treasure Success International Limited and Ng Tsze Lun
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JERASH HOLDINGS (US), INC.

November 2, 2026	By:	/s/ Choi Lin Hung
Choi Lin Hung
Chief Executive Officer, President, and Treasurer

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